EXHIBIT 23.3

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                 CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the use in this Registration Statement of Synergy Resources Corporation on Form S-3 of references to our firm, in the context in which they appear, to our reserve estimates as of August 31, 2010. Reference is also made to Exhibit 99, incorporated by reference in the Registration Statement, of our report relating to the Company's proven oil and gas reserves.


/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Denver, Colorado
September 29, 2011

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